EXHIBIT 23.1




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 25, 2000 (except with respect to the matters discussed in Note 15, as to which the date is March 17, 2000), in NeoMedia Technologies, Inc.'s Form 10-KSB for the year ended December 31, 1999.


                                               \s\ARTHUR ANDERSEN LLP


Tampa, Florida,
     May 2, 2000